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                                                                   Exhibit 10.43


                 DEED NO. 841 OF THE REGISTER OF DEEDS FOR 2001

                       Authenticated in Frankfurt am Main

                               on August 31, 2001


Today,


                                before me, Notary

                               DR. GERHARD PILGER

                  with his official office in Frankfurt am Main


the following persons, who were unreservedly capable of contracting, appeared in the offices of the Wessing Law Office in Senckenberganlage 20-22, 60325 Frankfurt am Main where the Notary had been requested to come by the parties:


1. MR. TOBIAS WAHL, ATTORNEY-AT-LAW, with his business address in Corneliusstrasse 18, 60325 Frankfurt am Main, acting, with no power of representation and with no liability for obtaining the appropriate approval, as the representative of

         Dr. Dr. Werner Schreiber, Attorney-at-Law, with his business office in Blumenstrasse 17, 69115 Heidelberg acting as the Insolvency Liquidator of the assets of MB Quart Akustik GmbH, Neckarstrasse 20, 74847 Obrigheim

                  - hereinafter referred to as the "Insolvency Liquidator" or the "Seller" -

and

2. MR. JAMES M. THOMPSON, with his business address in Neckarstrasse 20, 74874 Obrigheim, acting not in his own name and not personally liable for his declarations, but as representative of

         Rockford Corporation, 600 South Rockford Drive, AZ 85281, USA.
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                                      -2-


         with the representative of the person appearing under 2 being hereinafter referred to as the "Buyer"

3. MR. ANDREAS KLUG, ATTORNEY-AT-LAW, resident in Clements House, 14/18 Gresham Street, London EC2V 7 JE.

The persons appearing identified themselves to the satisfaction of the Notary by presenting their official identity cards/passports bearing a photograph.

The person appearing under 1.) promised to submit the approval and documentation of the administrator appointment of the person whom he was representing without delay but without being personally liable for the aforesaid presentation.

The person appearing under 2.) declared that he was acting as representative and on behalf of the Buyer and promised to submit a power of attorney and certificate of representation without delay but without being personally liable for the aforesaid presentation.

The person under 2.) is not conversant with the German language but only speaks and understands English. The person appearing under 3.) who is conversant with the English language to the satisfaction of the Acting Notary declared that he was prepared to translate the following deed into English for the person appearing under 2.) in parallel with the aforesaid Deed being read out. He declared that he was not a certified translator. He then swore the translators' oath: "I swear that I will translate truthfully and conscientiously". After being cautioned that he was able to insist on a certified translation, the person appearing under 2.) waived the aforesaid. It was explained that the German text is authoritative.

The Notary asked the persons appearing whether he or a person associated with him had already acted in a matter which formed the subject matter of the present authentication outside his official activity. The question was answered in the negative by the persons appearing.

The persons appearing then requested an official recording of the following:
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                  AGREEMENT FOR THE SALE AND PURCHASE OF SHARES



                                  INTRODUCTION

Insolvency proceedings have already been opened on the estate of MB Quart Akustik GmbH (hereinafter referred to as the "Debtor") in the resolution passed by the Mosbach Local Court on July 1, 2001. Dr. Dr. Werner Schreiber, Attorney-at-Law, Heidelberg, has been appointed as the Insolvency Liquidator.


                                    SECTION 1
                     SUBJECT MATTER OF THE SALE AND PURCHASE

The Debtor is the owner of 100 shares (hereinafter referred to as "Shares") in MB Electronics USA Inc., Walpole, Massachusetts, USA, representing 100% of the registered share capital. MB Electronics USA Inc. is a "Limited Liability Company" under US-American law.

                                    SECTION 2
                                SALE AND PURCHASE

1. The Seller hereby sells and the Buyer hereby buys the shares referred to above. On the suspensive condition of due payment of the full and complete purchase price, the Seller hereby assigns the aforesaid shares to the accepting Buyer.

2. The present Sale and Purchase Agreement shall be governed by German law.


                                    SECTION 3
                                 PURCHASE PRICE

1.       The purchase price for the shares shall be

                                 DM 2,000,00.00

                      (in words: two million Deutschmarks).
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2.       Payment of the purchase price shall be due on September 12, 2001 and shall be settled by a payment to the escrow account of the Seller with Sparkasse Mosbach, account no. 3137296, bank sorting code 674 500 48, free of expenses and without reservation.

         The purchase price shall bear interest at 9.5 % of p.a. in the event of delay.

3. The Buyer hereby submits all his private estate to immediate execution on account of all payment obligations in the main and ancillary matters entered into and assumed in the present Deed. The Seller shall be entitled to have enforceable versions of the present deed issued at any time at the cost of the Buyer and without documenting the facts and circumstances constituting the relevant due date and enforceability.



                                    SECTION 4
                                   OTHER ACTS

If special documents or deeds have to be issued or if any other acts have to be conducted in order to effect the transfer the sold shares to the Buyer in accordance with the present Agreement, the parties shall undertake to issue all such deeds or documents and to conduct any other acts which may be required. If costs are incurred for the aforesaid purpose, these shall be borne by the Buyer.



                                    SECTION 5
                                    WARRANTY

All warranty and/or compensation claims of the Buyer against the Insolvency Liquidator and/or the Debtor shall be excluded (unless they are based on wilful intent and/or gross negligence). The Buyer shall indemnify the Debtor and/or the Insolvency Liquidator with regard to all supplementary capital contributions obligations. The Buyer hereby confirms that he has informed himself in detail concerning the share. No special qualities or features are warranted.
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                                    SECTION 6
                                 COSTS AND TAXES

All costs, taxes and other expenses shall be borne by the Buyer, especially the costs for drawing up and executing the present Deed.



                                    SECTION 7
                              SUSPENSIVE CONDITION

1.       The present Agreement is under the suspensive condition that

         - the Agreement on the Sale and Purchase of Assets between "ORION Funfundachtzigste Beteiligungsgesellschaft mbH on the one hand and the Seller on the other relating to intangible and tangible fixed assets of the Debtor, its inventories and shareholdings is actually concluded and executed, and that

         - the Creditors' Committee of the Debtor agrees with the present Agreement.

2. The ruling in Section 454 of the German Civil Code (BGB) is hereby eliminated by agreement.



                                    SECTION 8
                               SAFEGUARDING CLAUSE

If individual provisions or part of the present agreement are or become invalid or impractical, the validity of the Agreement shall nonetheless remain in full force and effect. The contracting parties shall undertake to replace the invalid provisions or parts thereof by agreements which comes as close as possible to the original economic intention of the invalid provisions or parts thereof. The same procedure shall also apply in the event of any gaps in the present Agreement.


The Notary has advised the parties on the applicable foreign law.
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This record was read out to the persons appearing, approved by them and signed in their own hands as follows:


/s/ James M. Thomson
/s/ Dr. Tobias Wahl
/s/ Andreas Klug



Official Stamp
Dr. Gerhard Pilger
Notary in Frankfurt and Main